UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2010
_______________________

Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Modification of Robert C. Kreidler’s Relocation Reimbursement Arrangement

On August 26, 2010, the Compensation Committee of the Board of Directors of Sysco Corporation (“Sysco” or the “Company”) approved a modification to its relocation reimbursement arrangement with Robert C. Kreidler, the Company’s Executive Vice President and Chief Financial Officer, and authorized the Company to reimburse to Mr. Kreidler up to 50% of the first $500,000 of any loss he incurs on the sale of the house he lived in prior to moving to Houston, Texas to join Sysco, plus 100% of the next $250,000 of any loss he incurs on the sale of his house.  Any portion of the reimbursement to Mr. Kreidler that is subject to federal income tax would be increased by 35% to mitigate the impact of federal taxes.  Mr. Kreidler sold his prior home in August 2010, and pursuant to the terms of the new arrangement, he will be reimbursed approximately $380,000, plus any applicable tax-related increase.

In connection with his offer to join the Company, the Company had previously agreed to, among other things, reimburse Mr. Kreidler for certain expenses in moving, including reimbursement for up to 50% of any loss on the sale of his house, up to $250,000 total reimbursement, plus a 35% increase for any direct reimbursements to Mr. Kreidler on which federal taxes are due.  The terms of the original agreement with Mr. Kreidler, which remain in effect except as modified as described above, are described in the Company’s Current Report on Form 8-K filed September 10, 2009, which is incorporated by reference herein.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

Adoption of Two New Codes of Conduct

On August 27, 2010, Sysco adopted two new Codes of Conduct, one for officers and employees (the “Associates’ Code”) and the other for non-employee directors.  These new codes replace Sysco’s previous Code of Business Conduct for directors, officers and employees in its entirety.  The previous Code was filed as Exhibit 14.1 to Sysco’s Form 8-K filed with the Securities and Exchange Commission on July 19, 2007.  The Associates' Code is filed herewith as Exhibit 14.1.

The provisions of the Associates’ Code that apply to Sysco’s principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions, and which constitute Sysco's “code of ethics” as defined Item 406(b) of Regulations S-K, have been revised to reflect a more principles-based approach.  Bright-line rules and numerical limits and thresholds have generally been eliminated in favor of rules intended to foster more thoughtfulness about the relevant facts and circumstances.  The new Associates’ Code also reflects Sysco’s adoption of more detailed, separate policies regarding various compliance areas, and a general restructuring of its compliance and Code oversight programs.  The Associates’ Code has also been revised to enhance overall readability and understanding and to emphasize Sysco’s internal policy that all Sysco associates should always “do the right thing,” and is accompanied with learning aids such as frequently asked questions and examples.  Notwithstanding these changes, the overriding ethical principles underlying each provision of the prior “code of ethics” remain substantively unchanged.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

Approval of New Share Repurchase Program

On August 27, 2010, the Board of Directors of Sysco approved a 20-million-share repurchase program.  The approved program is Sysco's sixteenth share repurchase program since fiscal 1992. Sysco's previously approved 20-million-share repurchase program from September 2008 has approximately 2.2 million shares remaining. These remaining shares will be repurchased prior to the initiation of the new program. Under the new repurchase program, shares will be acquired in the open market or in privately negotiated transactions at the Company's discretion, subject to market conditions and other factors, and in accordance with applicable laws, rules and regulations. The Company may use 10b5-1 plans from time to time in connection with its repurchases.  Sysco’s current intent is to manage the share repurchase program in order to keep the number of diluted shares outstanding relatively constant by offsetting benefit plan share and option issuances.

Except for the historical information contained in this report, the statements made by Sysco are forward looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. They include statements regarding future decisions related to share repurchases and Sysco’s goal of keeping the number of diluted shares outstanding relatively constant. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. The amount of shares repurchased in a given period and the timing of any repurchases are subject to a number of factors, including market conditions, the trading price of Sysco common stock, available cash and our general working capital needs at the time. Sysco's business is also subject to a number of risks and uncertainties, including those risk factors detailed in the Company's Annual Report on Form 10-K for the year ended July 3, 2010 as filed with the Securities and Exchange Commission.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 EXHIBITS.

(a) Financial Statements of Businesses Acquired.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

14.1	Associates’ Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: August 31, 2010	By:	/s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, Administration,
General Counsel and Corporate Secretary